NEWS RELEASE


CONTACT:    Kenneth Wagner, SVP Investor Relations
            Provident Financial Services, Inc.
            (201) 915-5344

FOR  RELEASE 5:00 P.M. Eastern Time: January 26, 2005

                       PROVIDENT FINANCIAL SERVICES, INC.
                          ANNOUNCES ANNUAL MEETING DATE


JERSEY CITY, N.J., Jan 26 /PRNewswire-First Call/ -- Provident Financial Services, Inc. (NYSE: PFS) announced today that its Annual Meeting of Stockholders will be held on Wednesday, April 27, 2005, at 10:00 a.m. local time, at the Hilton Newark Airport, 1170 Spring Street, Elizabeth, New Jersey.

     The Annual Meeting of Stockholders is being held for the purposes of considering and voting on the election of three directors and the ratification of the appointment of its independent auditors. The record date for determining stockholders of record entitled to notice of the Annual Meeting and to vote is the close of business on March 4, 2005.

     Provident Financial Services, Inc. is the bank holding company for The Provident Bank, which currently operates 78 full service branches throughout northern and central New Jersey.